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                           SECOND AMENDMENT AND WAIVER
               TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
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         Second Amendment and Waiver to Amended and Restated Revolving Credit
Agreement dated as of October 14, 1998 (the "Second Amendment") by and among AU BON PAIN CO., INC., a Delaware corporation ("ABP"), SAINT LOUIS BREAD COMPANY, INC., a Delaware corporation ("Saint Louis Bread"), ABP MIDWEST MANUFACTURING CO., INC., a Delaware corporation ("ABP Midwest", and, collectively with ABP and Saint Louis Bread, the "Borrowers"), and BANKBOSTON, N.A., a national banking association, and USTRUST, a Massachusetts trust company (collectively, the "Banks"), and BANKBOSTON, N.A. as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Amended and Restated Revolving Credit Agreement dated as of February 13, 1998 (as amended by the First Amendment to Amended and Restated Revolving Credit Agreement dated as of June 30, 1998 and as further amended and in effect from time to time, the "Credit Agreement") by and among the Borrowers, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, the Borrowers, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Second Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         s.1. Amendments to s.1 of the Credit Agreement. Section 1 of the Credit Agreement is hereby amended as follows:

         (a) by deleting the definition of "Applicable Margin" in its entirety and hereby replacing it with the following definition:

         Applicable Margin. The Applicable Margin for Base Rate Loans shall be the percentage 0.25%. The Applicable Margin for Eurodollar Loans shall be the percentage 2.75%.

         s.2. Amendments to s.7 of the Credit Agreement Section 7 of the Credit Agreement is hereby amended as follows:

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         (a) Section 7.6 of the Credit Agreement is hereby amended by deleting the text of clause (i) after "provided that" and before "(ii)" and replacing it with the following:

         (i) any such Subsidiary (other than a Subsidiary which is a Borrower) may merge into, or convey, sell, lease or dispose of their assets to, any of the Borrowers or any wholly-owned Subsidiaries of the Borrowers,

         s.3. Amendments to s.8 of the Credit Agreement Section 8 of the Credit Agreement is hereby amended as follows:

         (a) Section 8.3 of the Credit Agreement is hereby amended by deleting the words after "(b)" and replacing them with the following:

         1.60 to 1.00 for the four quarter period ending July 11, 1998; (c) 1.40 to 1.00 for each of the four quarter periods ending October 3, 1998 and December 26, 1998 and (d) 1.60 to 1.00 for any such four quarter period ending after December 26, 1998.

         (b) Section 8.4 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following new Section 8.4:

         s.8.4. Profitable Operations. The Borrowers will not permit (a) Consolidated Net Income to be less than $1.00 for any period consisting of two consecutive fiscal quarters of the Borrowers ending prior to or after October 3, 1998, (b) Consolidated Net Deficit to be more than $700,000.00 for the period consisting of the single fiscal quarter ending October 3, 1998 and (c) Consolidated Net Income to be less than $1,500,000.00 for the period consisting of the single fiscal quarter ending December 26, 1998.

         s.4. Waiver. The Borrowers have informed the Banks that as of the Borrowers' fiscal quarter ending July 11, 1998, the Borrowers are not in compliance with the covenant set forth in s.8.4 of the Credit Agreement resulting in an Event of Default under s.11(c) of the Credit Agreement (the "Existing Default"). The Borrowers hereby request that the Banks waive the Existing Default. In response to the Borrowers' request, the Banks hereby waive the Existing Default, provided, that the waiver contained herein shall operate solely with respect to the Existing Default as herein described and shall not impair any right or power accruing to the Banks with respect to any other Default or Event of Default which may now exist or any Default or Event of Default which may occur after the date hereof including without limitation any

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Event of Default with respect to subsequent losses in violation of s.8.4 of the
Credit Agreement.

         s.5. Representations and Warranties. Each of the Borrowers hereby repeats, on and as of the date hereof, each of the representations and warranties made in ss.5 of the Credit Agreement as though such representations and warranties refer specifically to such Borrower, except to the extent of changes resulting from transactions contemplated or permitted by this Second Amendment or the Credit Agreement and except to the extent that such representations and warranties relate expressly to an earlier date; provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. No Default or Event of Default has occurred and is continuing under the Credit Agreement after giving effect to this Second Amendment.

         s.6. Effectiveness. The effectiveness of this Second Amendment shall be subject to the satisfaction of the following conditions precedent:

                  s.6.1. Loan Documents. This Second Amendment shall have been duly executed and delivered to the Agent by each of the parties to the Credit Agreement.

                  s.6.2. No Default. No Default or Event of Default has occurred and is continuing under the Credit Agreement immediately after giving effect to this Second Amendment.

                  s.6.3. Waiver Fee. The Borrowers shall have paid to the Agent, for the pro rata accounts of the Banks, a waiver fee of $50,000.

         s.7. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Second Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         s.8. No Waiver. Except as expressly provided in s.4, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrowers or any rights of the Agent or the Banks consequent thereon.

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         s.9. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         s.10. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).


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         IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment as a document under seal as of the date first above written.

                                        AU BON PAIN CO., INC.


                                        By: /s/ ANTHONY J. CARROLL
                                            -----------------------------------
                                                Name:  Anthony J. Carroll
                                                Title: Chief Financial Officer


                                        SAINT LOUIS BREAD COMPANY, INC.


                                        By:  /s/ ANTHONY J. CARROLL
                                            -----------------------------------
                                                 Name:  Anthony J. Carroll
                                                 Title: Chief Financial Officer


                                        ABP MIDWEST MANUFACTURING CO., INC.


                                        By:  /s/ ANTHONY J. CARROLL
                                            -----------------------------------
                                                 Name:  Anthony J. Carroll
                                                 Title: Chief Financial Officer


                                        BANKBOSTON, N.A.
                                          individually and  as Agent


                                        By: /s/ BARBARA D. SEARLE
                                            -----------------------------------
                                                Name:  Barbara D. Searle
                                                Title: Vice President


                                        USTRUST


                                        By: /s/ P. JEFFREY HUTH
                                            -----------------------------------
                                                Name:  P. Jeffrey Huth
                                                Title: Vice President